                                                                    EXHIBIT 99.4

                            JACOR WARRANT VALUATION

                                                                IMPLIED VOLATILITIES
                                          ----------------------------------------------------------------
STRIKE PRICE                                 20%        25%        30%        35%        40%        45%
- ----------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
$25.00..................................  $    3.82  $    4.66  $    5.49  $    6.31  $    7.10  $    7.88
$26.00..................................  $    3.49  $    4.35  $    5.20  $    6.03  $    6.84  $    7.64
$27.00..................................  $    3.19  $    4.06  $    4.92  $    5.77  $    6.60  $    7.41
$28.00..................................  $    2.91  $    3.79  $    4.67  $    5.52  $    6.36  $    7.18
$29.00..................................  $    2.66  $    3.54  $    4.42  $    5.29  $    6.14  $    6.97
$30.00..................................  $    2.42  $    3.31  $    4.19  $    5.06  $    5.92  $    6.77
$31.00..................................  $    2.21  $    3.09  $    3.97  $    4.85  $    5.72  $    6.57

Warrant Value $5.52
Warrants 4.40MM
Total $1.12/share

                                  CITICASTERS
                               VALUATION ANALYSIS

Assumed Share Price                                         $   29.00  $   29.50  $   30.00  $   30.50
PREMIUM TO CURRENT MARKET.................................        9.4%      11.3%      13.2%      15.1%
  Diluted Shares Outstanding (1)..........................       21.6       21.6       21.6       21.6
Net Equity Value..........................................  $   626.4  $   637.2  $   648.0  $   658.8
                                                            ---------  ---------  ---------  ---------
Plus: Total Debt (2)......................................      152.4      152.4      152.4      152.4
                                                            ---------  ---------  ---------  ---------
Total Enterprise Value....................................      778.8      789.6      800.4      811.2

Less Other Assets:
  NWCG Warrants at $4.00..................................       20.0       20.0       20.0       20.0
  Hanna Barbera Escrow....................................        8.0        8.0        8.0        8.0
  1996 Free Cash Flow.....................................       20.0       20.0       20.0       20.0
  Interest on purchase price..............................      (14.3)     (14.3)     (14.3)     (14.3)
  Option Proceeds (3).....................................       13.0       13.0       13.0       13.0
  Stick Properties (4)....................................       42.0       42.0       42.0       42.0
  Tax liability...........................................      (50.0)     (50.0)     (50.0)     (50.0)
  Other liabilities.......................................       (8.2)      (8.2)      (8.2)      (8.2)
                                                            ---------  ---------  ---------  ---------
Total Assets..............................................       30.4       30.4       30.4       30.4
                                                            ---------  ---------  ---------  ---------
Net Enterprise Value......................................  $   748.4  $   759.2  $   770.0  $   780.8
                                                            ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------
Broadcast Cash Flow (5)
  Historical Radio Properties.............................  $    29.2  $    29.2  $    29.2  $    29.2
  Acquired Radio Properties...............................        2.5        2.5        2.5        2.5
  Television Properties...................................       28.0       28.0       28.0       28.0
                                                            ---------  ---------  ---------  ---------
  Total Broadcast Cash Flow...............................       59.7       59.7       59.7       59.7
    plus: Synergies.......................................        5.0        5.0        5.0        5.0
    less: BCF of Stick Properties.........................       (1.0)      (1.0)      (1.0)      (1.0)
                                                            ---------  ---------  ---------  ---------
Net BCF...................................................  $    63.7  $    63.7  $    63.7  $    63.7
                                                            ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------

IMPLIED NET BCF MULTIPLES
  1995 BCF Multiple.......................................       11.7x      11.9x      12.1x      12.3x
  1996 BCF Multiple (6)...................................       11.3x      11.5x      11.6x      11.8x

GROSS BCF MULTIPLES (IGNORES STICK VALUES AND SYNERGIES)
  1995 BCF Multiple.......................................       13.2x      13.4x      13.6x      13.8x
  1996 BCF Multiple.......................................       11.6x      11.7x      11.9x      12.0x

Notes:
- ------------------------

(1) Based on 20.0mm outstanding shares plus the exercise of 1.6mm options.

(2) Assumes that the radio acquisitions are financed by $24mm in debt.

(3) Citicasters estimate.

(4) Includes WWNK-Cincinnati, WSEG-Sacramento, WTBT-Tampa.

(5) Citicasters estimates.

(6) Assumes $68.35mm in 1996 BCF less $2.1mm of BCF from stick properties.

                                  CITICASTERS
                          SOURCES & USES OF FINANCING

TOTAL USES OF FINANCING
Jacor Existing Debt(1).....................................  $    29.0

NOBLE PURCHASE
  Net to Sellers...........................................  $   152.0
  Fees and other...........................................        7.4
                                                             ---------
    Total Purchase Price...................................  $   159.4

CITICASTERS PURCHASE
  Price paid per share.....................................  $   29.50
  Fully Diluted Shares Outstanding.........................       21.6
                                                             ---------
                                                             $   637.2
Assumed debt(2)............................................      152.4
Tax liability..............................................        0.0
                                                             ---------
  Aggregate to Finance Citicasters.........................  $   789.6
Fees & expenses............................................  $    25.7
                                                             ---------
Total Financing Uses.......................................  $ 1,003.7
                                                             ---------
                                                             ---------

TOTAL SOURCES OF FINANCING


DEBT                                                          AMOUNT       DEBT/OCF
- -----------------------------------------------------------  ---------  ---------------
Bank.......................................................  $   440.0           4.0x
Existing Citicasters Fidelity Debt.........................      122.4           1.1x
New Public Debt/DLJ Bridge.................................      152.6           1.4x
                                                             ---------           ---
                                                             $   715.0           6.5x

EQUITY                                                        AMOUNT     # JCOR SHARES     PRICE
- -----------------------------------------------------------  ---------  ---------------  ---------
New Zell/Chilmark Shares in Rights Offering................      100.0           5.0     $   20.00
Minority Shares in Rights Offering.........................       42.4           2.1     $   20.00
Additional Equity Raised...................................      146.3           7.3     $   20.00
                                                             ---------           ---
                                                             $   288.7          14.4
                                                             ---------
Total Sources of Financing.................................  $ 1,003.7
                                                             ---------
                                                             ---------

Notes:
- ------------------------

(1) Net of warrant proceeds of $16 million.

(2) Includes $122.4mm of 9.75% Senior Subordinated debt due 2004.

                                  CITICASTERS
                            ASSUMPTIONS & OWNERSHIP

ASSUMPTIONS                                                                                    1995        1996
- -------------------------------------------------------------------------------------------  ---------  ----------
Broadcast Cash Flow
  Jacor....................................................................................  $    31.0  $     39.0
  Citicasters(1)...........................................................................       59.7        68.4
  Noble....................................................................................       11.5        15.2
                                                                                             ---------  ----------
Total BCF..................................................................................      102.2       122.5
    -- Corporate Expense...................................................................       (6.0)       (6.0)
                                                                                             ---------  ----------
Operating Cash Flow........................................................................  $    96.2  $    116.5
                                                                                             ---------  ----------
                                                                                             ---------  ----------

Assumed OCF for financing purposes.........................................................             $    110.0
                                                                                                        ----------
                                                                                                        ----------


PRO FORMA SHARE OWNERSHIP                                                                     SHARES    OWNERSHIP
- -------------------------------------------------------------------------------------------  ---------  ----------
Existing Public (incl. warrants)(2)........................................................        6.7        19.5%
Zell/Chilmark (incl. warrants)(2)..........................................................       13.3        38.7%
New Zell/Chilmark Shares in Rights Offering................................................        5.0        14.5%
Minority Shares in Rights Offering.........................................................        2.1         6.1%
Additional Equity Raised...................................................................        7.3        21.2%
                                                                                             ---------  ----------
                                                                                                  34.5       100.0%
                                                                                             ---------  ----------
                                                                                             ---------  ----------

Notes:
- ------------------------

(1) Pre-stick.

(2) Financing sources includes warrant proceeds of approximately $16mm.

(3) Lindner and American Financial Group controlled 53.2% of Citicasters shares at 11/1/95.